UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE CHARLES SCHWAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3025021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

211 Main Street

San Francisco, CA 94105

(Address of Principal Executive Offices)

THE CHARLES SCHWAB CORPORATION

2013 STOCK INCENTIVE PLAN

(Full title of the plan)

Joseph R. Martinetto

Senior Executive Vice President and Chief Financial Officer

The Charles Schwab Corporation

211 Main Street

San Francisco, CA 94105

Telephone: (415) 667-7000

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	30,000,000 shares	$34.92(2)	$1,047,600,000.00(2)	$121,731.12

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement shall also cover any additional shares of the common stock of The Charles Schwab Corporation (the “Registrant”) that become issuable under The Charles Schwab Corporation 2013 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based on the average of the high and low prices per share of common stock of the Registrant on the New York Stock Exchange on July 22, 2015, which was $34.92.

EXPLANATORY NOTE

The Charles Schwab Corporation, a Delaware corporation (the “Registrant”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 30,000,000 shares of its common stock that are reserved for issuance under the Registrant’s 2013 Stock Incentive Plan (the “2013 Plan”), which plan was approved by stockholders of the Registrant on May 16, 2013. The Registrant previously filed a Registration Statement on Form S-8 with the Commission on June 24, 2013 (Registration No. 333-189553) (the “Earlier Registration Statement”) pursuant to which 30,000,000 shares of the Registrant’s common stock were initially registered for issuance under the 2013 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference and made part of this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on February 23, 2015.

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the Commission on May 7, 2015.

(c) The Registrant’s Current Reports on Form 8-K filed on February 3, 2015, March 10, 2015 and May 19, 2015 (excluding any portions thereof which are deemed “furnished” rather than filed with the Commission).

(d) The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A filed with the Commission on February 23, 2010, including any amendment or description filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents.

Any statement contained in a document incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed incorporated herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of common stock offered by this Registration Statement will be passed upon for the Registrant by Arnold & Porter LLP, San Francisco, California. As of the date of this Registration Statement, certain attorneys of Arnold & Porter LLP beneficially own an aggregate of less than 1% of the Registrant’s common stock.

Item 8.	Exhibits.

Exhibit Number	Exhibit

5.1	Opinion of Arnold & Porter LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Arnold & Porter LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature page to this Registration Statement).

99.1	The Charles Schwab Corporation 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.360 to the Current Report on Form 8-K filed by the Registrant on May 21, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 24th day of July 2015.

THE CHARLES SCHWAB CORPORATION

/s/ Walter W. Bettinger II
Walter W. Bettinger II
President and Chief Executive Officer (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Charles R. Schwab, Walter W. Bettinger II and Joseph R. Martinetto, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign and execute on behalf of the undersigned any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully to all intents and purposes as he might or could do in person, and does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on this 24th day of July 2015 by the following persons in the capacities indicated.

Name and Signature	Title

/s/ Walter W. Bettinger II	President, Chief Executive Officer and Director (Principal Executive Officer)
Walter W. Bettinger II

/s/ Joseph R. Martinetto	Senior Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Joseph R. Martinetto

/s/ Charles R. Schwab	Chairman of the Board
Charles R. Schwab

/s/ John K. Adams, Jr.	Director
John K. Adams, Jr.

/s/ Nancy H. Bechtle	Director
Nancy H. Bechtle

/s/ C. Preston Butcher	Director
C. Preston Butcher

/s/ Christopher V. Dodds	Director
Christopher V. Dodds

/s/ Stephen A. Ellis	Director
Stephen A. Ellis

Name and Signature	Title

/s/ Mark A. Goldfarb	Director
Mark A. Goldfarb

/s/ William S. Haraf	Director
William S. Haraf

/s/ Frank C. Herringer	Director
Frank C. Herringer

/s/ Stephen T. McLin	Director
Stephen T. McLin

/s/ Arun Sarin	Director
Arun Sarin

/s/ Paula A. Sneed	Director
Paula A. Sneed

/s/ Roger O. Walther	Director
Roger O. Walther

/s/ Robert N. Wilson	Director
Robert N. Wilson

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Arnold & Porter LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Arnold & Porter LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature page to this Registration Statement).

99.1	The Charles Schwab Corporation 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.360 to the Current Report on Form 8-K filed by the Registrant on May 21, 2013).